[LOGO OMITTED]

500 Sansome Street, Suite 503           tel 415.391.4455
San Francisco                           fax 415.391.3392
California 94111                        http://www.burst.com



                           RESELLER LICENSE AGREEMENT
                                     between
                        INSTANT VIDEO TECHNOLOGIES, INC.
                                       and
                                   I Stream TV


         This Agreement, entered into this 4th day of October, 1999 is between INSTANT VIDEO TECHNOLOGIES, INC. ("IVT"), a Delaware corporation, with its principal place of business at 500 Sansome Street, Suite 503, San Francisco, CA 94111, and I Stream TV ("Reseller"), a New York corporation, with its principal place of business at 135 West 20th Street, Suite 401, New York, NY 10011.

         1. Whereas, IVT is the developer and owner of certain proprietary software ("Licensed Software") to enable "Faster-Than-Real-Time"(TM) delivery of full motion video and CD-quality audio over networks;

         2. Whereas, Reseller is in the business of marketing and distributing computer hardware, software and related services and desires to distribute the Licensed Software to End-Users; and.

         3. Whereas, IVT is willing to grant and Reseller is willing to accept a non-exclusive license to market and distribute the Licensed Software under the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    Section 1
                                   DEFINITIONS

         When used in this Agreement:

         1.1 "Affiliate" means with respect to each party any legal entity that directly or indirectly controls, is controlled by, or is under common control with the party, but only for so long as such control continues. For purposes of this definition, "control" means the power, whether or not normally exercised, to direct the management and affairs of an entity. No entity shall be deemed to control a party unless such entity owns directly or indirectly fifty-one percent (51%) or more of its voting shares.

         1.2 "Agreement" means this Reseller Agreement, including all exhibits hereto and all Program Orders submitted hereunder.

         1.3 "Burstware Conductor(TM)" means the computer program included among the Licensed Software that is designed to operate on a single computing device and that manages the distribution of audio and/or video content from one or more hardware servers on which the Burstware Server software has been installed to Burstware Players installed on client computers. Each Burstware Conductor requires a Burstware License Key configured for the host name or IP address of the computer on which the Burstware Conductor is installed.

Reseller Agreement                                            IVT -- I Stream TV

         1.4 "Burstware License Key" means the unique, encrypted software program provided by IVT (only upon payment of the applicable license fees) that is designed to prevent use of the Licensed Software beyond the scope of the license paid for by Licensee by limiting, as appropriate, and in addition to other limits, the number of Concurrent Burstware Player Connections, the amount of Managed Bandwidth, and the number of Burstware Servers that the Burstware Conductor can manage.

         1.5 "Burstware Player(TM)" means the computer program included among the Licensed Software that operates on a single-user client computer and permits that computer to receive and play audio and/or video content delivered by the Burstware Server software.

         1.6 "Burstware Server(TM)" means the computer program included among the Licensed Software that stores audio and/or video content and delivers it to client computers for viewing with the Burstware Player.

         1.7 "I Stream TV" or "Reseller" means I Stream TV and its Affiliates.

         1.8 "Concurrent Burstware Player Connections" means the number of simultaneous connections between Burstware Players installed on client computers and Burstware Servers installed on hardware servers that the Burstware License Key enables the Burstware Conductor to manage simultaneously.

         1.9 "Documentation" means all materials in written, computer readable or other form containing information about the Licensed Software that accompany the Licensed Software or that IVT may deliver to Reseller during the term of this Agreement for use in the marketing and distribution of the Licensed Software and for distribution to End-Users.

         1.10 "Effective Date" means October 4th, 1999.

         1.11 "End-User License Agreement" means the form of End-User License Agreement attached to this Agreement as Exhibit D.

         1.12 "End-Users" means any prospective customers to whom Reseller may offer Licensed Software for personal use or use in the regular course of the customer's business, but not for resale.

         1.13 "Intellectual Property Rights" means all intellectual property rights under the laws of the United States, any of its states or territories and any other nation, including without limitation all patent rights, copyrights, trade secrets, trademarks, trade names and other proprietary rights.

         1.14 "Licensed Software" means IVT's Burstware Conductor, Burstware Server and Burstware Conductor (collectively "Burstware(R)") computer programs described in the Product & Price List attached as Exhibit A to this Agreement. Licensed Software does not include any modifications or additions to the Licensed Software, including without limitation, any new versions, updates, or enhancements created or procured by IVT after the Effective Date of this Agreement, but does include corrections of Program Errors developed by IVT pursuant to paragraph 8.3.

         1.15 "Licensed Territory" means the United States and its territories and possessions.

         1.16 "Managed Bandwidth" means the total bandwidth, measured in megabits per second, used by the Burstware Server software to deliver audio and/or video content to Burstware Players.

         1.17 "Program Error" means a program defect or "bug" sufficiently material that it results in a version of the Licensed Software, in the form delivered by IVT to Reseller, at the time it is delivered by IVT to Reseller,

Reseller Agreement                                            IVT -- I Stream TV

failing to substantially conform to the Documentation for that version. A respect in which the Licensed Software fails to substantially conform to the Documentation shall not be considered a Program Error unless IVT is able to replicate it on a computer system already in its possession or on a computer system supplied to IVT by Reseller.

         1.18 "Program Order" means the form attached to this Agreement as Exhibit C that IVT may modify at any time.

         1.19 "Product & Price List" means the list attached as Exhibit A to this Agreement and any substitute list IVT may issue during the term of this Agreement.

         1.20 "Trademarks" means the trademarks listed in Exhibit E, which IVT may amend at any time upon thirty (30) days prior written notice to Reseller.

                                   Section 2
                DISTRIBUTION & TRADEMARK LICENSES AND LIMITATIONS

         2.1  Distribution   License.  On  the  terms  and  conditions  of  this
Agreement, IVT grants to Reseller a non-exclusive, non-transferable license to distribute Licensed Software solely to End-Users within the Licensed Territory.

         2.2 Trademark License. On the terms and conditions of this Agreement, IVT also grants to Reseller a non-exclusive, non-transferable license without the right to sublicense to use the Trademarks in connection with the promotion and distribution of the Licensed Software in accordance with this Agreement.

         2.3 No Exclusivity. This Agreement does not constitute an exclusive grant to Reseller of any specific customer, territory, or geographic area. IVT may in its sole discretion and without obligation, notice or liability to Reseller, add and/or terminate other resellers, distributors, value added resellers, original equipment manufacturers, licensees or agents of the Licensed Software, and/or license Licensed Software directly to End-Users, including customers of Reseller.

         2.4 Reservation of Rights. IVT reserves all rights in the Licensed Software and Documentation not expressly granted to Reseller by this Agreement.


         2.5 Licensed Software Changes. IVT retains the right, in its sole discretion, to upgrade or modify the Licensed Software from time to time. Upon receipt of any such notice of an upgrade or modification, Reseller shall within thirty (30) days cease to market and distribute earlier versions of the Licensed Software.

                                   Section 3
                   ORDERING AND SHIPMENT OF LICENSED SOFTWARE

         3.1 Submission of Program Orders. Reseller shall order Licensed Software by delivering a completed Program Order to IVT. The Program Order shall be completed by Reseller to identify: (a) the End-User (by company name, address and telephone number and contact name); (b) the computer system (by type/model, serial number, host ID and/or IP address) on which the Burstware Conductor portion of each copy of the Licensed Software being ordered is to be installed, and used; (c) the number of copies of the Licensed Software being ordered; (d) the configuration for each copy of the Licensed Software being ordered, including the amount of Managed Bandwith, the number of Concurrent Burstware Player Connections and number of Burstware Servers; (e) the price for each copy of the Licensed Software; and (f) the total amount payable to IVT under that Program Order.

Reseller Agreement                                            IVT -- I Stream TV

         3.2 Acceptance of Program Orders. Completed Program Orders delivered to IVT shall be deemed accepted and shall become binding on IVT only when accepted in writing by IVT, or when IVT ships the Licensed Software ordered under that Program Order. If IVT accepts a Program Order by shipment, the order shall bind IVT only as to the Licensed Software actually shipped. Failure of IVT to accept a Program Order within ten (10) days shall constitute rejection of the Program Order.

         3.3 Controlling Terms. The terms and conditions of this Agreement shall apply to each Program Order accepted and/or Licensed Software shipped by IVT hereunder. Any terms or conditions appearing on the face or reverse side of any Program Order, purchase order, acknowledgment, or confirmation that are different from or in addition to those required hereunder shall not be binding on the parties, even if signed and returned, unless both parties hereto expressly agree in a separate writing to be bound by such separate or additional terms and conditions.

         3.4 Cancellation. IVT reserves the right to cancel or suspend any orders placed by Reseller and accepted by IVT, or to refuse or to delay shipment of any Licensed Software described in those orders, if Reseller fails: (a) to pay when due any amount required by this Agreement or any invoice; (b) to meet any credit or financial requirements that IVT, in its reasonable discretion, may establish; or (c) to comply with the terms and conditions of this Agreement. Once IVT accepts an order, Reseller may not cancel the order unless IVT fails to ship the Licensed Software described in the Program Order within thirty (30) days after accepting the order, and Reseller provides written notice of cancellation to IVT before IVT ships any of the Licensed Software described in the order that Reseller desires to cancel.

         3.5 Shipment of Licensed Software. IVT shall ship all Licensed Software ordered under this Agreement F.O.B. from IVT's San Francisco facility, or other point of shipment within the United States designated by IVT. Risk of loss or damage to copies of the Licensed Software shall pass to Reseller at the point of shipment. All shipping and in transit insurance charges shall be paid by Reseller. Reseller shall specify in its Program Order the mode of shipment and/or carrier for each order. In the absence of written instructions from Reseller, IVT shall determine the carrier and/or mode of shipment.

         3.6 IVT Product Delivery Schedule and Delays. Although IVT shall use reasonable efforts to meet Reseller's requested delivery schedules for Licensed Software, IVT shall not be liable for any loss, damage or expense due to late delivery.

         3.7 Delivery of Burstware License Key. IVT shall deliver Burstware License Keys only to Reseller, who shall be solely responsible for delivery of Burstware License Keys to End-Users. Reseller shall deliver a License Key to an End-User only upon receipt of a duly executed End-User License Agreement by that End-User.

                                   Section 4
                   MINIMUM COMMITMENTS, DISCOUNTS AND PAYMENTS

         4.1 Product and Price List. A copy of IVT's current Product and Price List for the Licensed Software is attached as Exhibit A. IVT agrees to provide to Reseller the pricing reflected in Exhibit A during the initial Term of this Agreement. Reseller acknowledges and accepts that IVT may thereafter change its prices to Reseller at any time, on sixty (60) days written notice to Reseller. No price change shall affect any completed Program Order that Reseller has submitted and IVT has accepted in accordance with this Agreement before IVT has notified Reseller of the price change. Further, no price change shall affect any written bid or proposal for or including the Licensed Software submitted by Reseller to an End-User before IVT has notified Reseller of the price change.

Reseller Agreement                                            IVT -- I Stream TV

         4.2 Minimum Commitment. Reseller agrees to order during the initial term of this Agreement the minimum amount of Licensed Software, net of cancellations and returns, set forth in the Minimum Commitment and Resellers Discount Schedule attached as Exhibit B to this Agreement.

         4.3 Price to Reseller. Subject to Paragraph 4.4, the price payable by Reseller for Licensed Software ordered pursuant to this Agreement during the initial term of this Agreement shall be the applicable price in the then-current Product and Price List, less the discount specified in the Minimum Commitment and Discount Schedule and specified here as Partner Reseller, identified in Exhibit B.

         4.4 Periodic Review of Progress Toward Minimum Commitment. During each annual term of the Agreement, IVT will review quarterly the volume of orders by Reseller, net of cancellations and returns, against the Minimum Commitment for that period. If the cumulative net dollar volume ordered, as a percentage of the Minimum Commitment for that period, does not equal or exceed the applicable value from the following table, IVT shall so notify Reseller. If Reseller does not within thirty (30) days of such notification order sufficient volumes of Licensed Software to meet or exceed the applicable value from the table below for that period, IVT may, in its discretion, reduce Reseller's discount to levels (including no discount) commensurate with the actual volume of Reseller's orders.

                                             Percentage of Commitment
         Three-Month Period Year 1                for given year
         -------------------------                --------------
                    1st                               4%
                    2nd                               20%
                    3rd                               56%
                    4th                               100%

                                             Percentage of Commitment
         Three-Month Period Year 2                for given year
         -------------------------                --------------
                    1st                               17%
                    2nd                               40%
                    3rd                               67%
                    4th                               100%


         IVT will discuss at any time with Reseller adjustment of the Minimum Commitment and applicable discounts, based on Reseller's forecasted orders, but any adjustment requires IVT's prior written consent. For any renewal term of this Agreement, IVT and Reseller shall agree on the applicable Minimum Commitment and discounts. Reseller may not assume any discount will be continued for any renewal term.

         4.5 Initial Order. Within fifteen (15) days of the Effective Date of this Agreement, Reseller shall submit to IVT a blanket purchase which will remain in effect for the duration of the agreement and will authorize IVT to supply the reseller copies of the Licensed Software. IVT shall ship and invoice for Licensed Software only upon receipt of a completed Program Order as provided in this Agreement.

         4.6 Payment. Reseller shall pay for all Licensed Software within forty-five (45) days after the date of IVT's invoice for such products. In addition to all other available rights or remedies, IVT reserves the right to declare all sums immediately due and payable upon written notice to Reseller if Reseller fails to pay when due any amounts due under this Agreement or any invoice. Interest shall accrue on any amounts not paid when due at an annual rate of eighteen (18) percent.

Reseller Agreement                                            IVT -- I Stream TV

         4.7 Taxes. With the sole exception of taxes based on IVT's net income, Reseller shall pay all sales, use, excise, value added or other taxes that may arise out of Reseller's distribution or installation of Licensed Software.

         4.8 End-User Pricing. Reseller is free to determine its own End-User prices for the Licensed Software. Although IVT may publish suggested End-User prices, these are suggestions only and are not binding in any way on Reseller.

                                   Section 5
                        PROPERTY RIGHTS AND RESTRICTIONS

         5.1 Ownership. Reseller acknowledges that the Licensed Software, all enhancements, corrections and modifications to the Software (regardless whether made by IVT, Reseller or anyone else), all Intellectual Property Rights protecting or pertaining to any aspect of the Software (or any enhancements, corrections or modifications), the Documentation, all Trademarks and all goodwill associated with the Trademarks are and shall remain the sole and exclusive property of IVT and, where applicable, IVT's suppliers. This Agreement does not convey title or ownership to Reseller or any of its customers, but instead gives Reseller only the limited rights set forth in Section 2. IVT reserves all rights not expressly granted by this Agreement.

         5.2 Use Restrictions. Except as set forth in Section 2, Reseller has no right to use, make, sublicense, modify, distribute or copy originals or copies of the Software or the Documentation or to permit anyone else to do so.

         5.3 Proprietary Notices. Reseller shall not remove or obscure any patent, copyright or trademark or other intellectual property notices that may appear on any part of the Licensed Software or the Documentation.

         5.4 Trade Secrets. Reseller acknowledges that the Licensed Software, in its source code form, contains valuable trade secrets belonging to IVT. Reseller may not reverse engineer, decompile, disassemble or otherwise translate any Software. Reseller may not copy any concepts, ideas or techniques demonstrated by the use of the Software.

         5.5 IVT Name and Trademarks. Reseller shall make no representations concerning IVT or the Licensed Software that are not set forth in the Documentation. Reseller shall indicate IVT's ownership of all Trademarks in any advertising, promotional or other written or readable material containing any Trademarks that Reseller may create during the Term of this Agreement. If Reseller reproduces IVT's logo, it shall do so only in the format furnished by IVT. Reseller may use the Trademarks only for purposes of promoting and selling Reseller products and services that use the Licensed Software and shall make no other use of the Trademarks, or use any trademark or trade name that may be confusingly similar to any of the Trademarks, without IVT's prior written approval. Reseller may not apply for registration of the Trademarks, or any trademark or trade name that may be confusingly similar to any of the Trademarks, under the laws of any jurisdiction. Reseller shall obtain IVT's prior approval, which IVT shall not deny unreasonably, of all advertising, publicity or promotion that uses any Trademarks or discusses the Licensed Software in any way.

         5.6 Irreparable Harm. Reseller acknowledges that money damages may not be an adequate remedy for any breach or violation of any requirement set forth in Section 5 of this Agreement and that any such breach or violation may leave IVT without an adequate remedy at law. Reseller therefore agrees that, in addition to any other remedies available at law, in equity or under this Agreement, IVT shall be entitled to obtain temporary, preliminary and permanent injunctive relief, without bond, from a court of competent jurisdiction to restrain any such breach or violation.

Reseller Agreement                                            IVT -- I Stream TV

                                   Section 6
                          RESPONSIBILITIES OF RESELLER

         6.1 Level of Effort. Reseller shall at all times during this Agreement use reasonable efforts to market and promote the Licensed Software effectively and in a manner reasonably calculated to maximize their licensing to End-Users.

         6.2 Trained Reseller Employees. Reseller shall employ, train and maintain sufficient personnel with technical and sales experience to demonstrate, sell and support the Licensed Software distributed under this Agreement.

         6.3 Maintenance and Support.  Except as expressly  stated in paragraphs
7.1 and 7.2, Reseller shall be solely responsible for providing all installation, training, maintenance, service and support to End-Users relating to the Licensed Software. Reseller shall not permit or encourage its customers to contact IVT directly without IVT's prior consent.

         6.4 Protection of IVT Intellectual Property. Reseller shall use reasonable efforts to ensure that IVT's intellectual property rights in the Licensed Software are protected, and shall fully cooperate with IVT's efforts to protect IVT's rights. Reseller shall notify IVT within ten (10) days of learning of any actual or suspected violation of IVT's intellectual property rights in the Licensed Software. Reseller shall notify IVT of any claim, judicial proceeding or governmental proceeding involving the Licensed Software no later than ten (10) days after learning of such claim or proceeding.

         6.5 End-User License Agreements. Reseller shall ensure that the Licensed Software is distributed only to persons or entities that have received, executed and returned to Reseller an End-User License Agreement in the form of Exhibit D. Reseller shall forward to IVT a copy of each executed End-User License Agreement.

         6.6 Representations and Warranties to End-Users. Reseller shall not, under any circumstances, make any representations or warranties to any End-User or other person or entity that are inconsistent with or in addition to the warranties and representations contained in the End-User License Agreement.

         6.7 Compliance with Applicable Laws. Reseller shall comply with all laws and regulations of the United States and the states in which Licensed
Software are distributed to the extent that non-compliance could possibly subject IVT to any liability or impair any right or interest of IVT.

         6.8 Conduct. Reseller shall at all times refrain from engaging in any illegal, unfair or deceptive trade practices or unethical business practices whatsoever with respect to its marketing, distribution and support of the Licensed Software.

                                    Section 7
                             RESPONSIBILITIES OF IVT

         7.1 Warranty Service. IVT shall provide Reseller's End-Users with the warranty services as described in, and subject to the terms and conditions of, the End-User License Agreement. IVT reserves the right to modify such terms and conditions from time to time, in IVT's sole discretion.

         7.2 Consultation with Reseller. IVT shall provide to Reseller, at no charge, a reasonable amount of telephone or electronic mail consultation to Reseller's employees in order for Reseller to meet its obligations under paragraph 6.3.

Reseller Agreement                                            IVT -- I Stream TV

         7.3 Training. Upon Reseller's request, and at mutually agreeable times, IVT will provide sales and technical support training as outlined in Exhibit F on the Licensed Software to Reseller's employees at IVT's San Francisco offices. Reseller shall be entitled to up to twenty (20) person days (in no more than 4 sessions) of training during the initial twelve month period of this Agreement, and up to twenty (20) person days (in no more than 4 sessions) of training during the second twelve-month period of this Agreement. Reseller shall be responsible for all travel, lodging, meal and other expenses for the attendance of its employees at such training. Reseller may request additional training that IVT may, subject to the availability of IVT resources, provide on terms to be negotiated.

         7.4 Demonstration Copies of the Licensed Software. IVT shall provide to Reseller at no charge five (5) copies of the Licensed Software and ten (10) copies of the Documentation for Reseller's use in the marketing, promotion and demonstration of the Licensed Software. These demonstration copies may not be sold or otherwise transferred or disposed of by Reseller and must be returned to IVT upon the expiration or termination of this Agreement.

                                    Section 8
                                LIMITED WARRANTY

         8.1 Ownership. IVT warrants that it owns or has the right and authority to license the Licensed Software, the Documentation and the Trademarks to Reseller on the terms and conditions of this Agreement.

         8.2 Media and Documentation. IVT warrants that if the Licensed Software's media or Documentation is in a damaged or physically defective condition at the time it is delivered to an End-User, and if it is returned to IVT (postage prepaid) within ninety (90) days of delivery, IVT will provide End-User with replacements at no charge.

         8.3 Performance. IVT also warrants that, in the form delivered to Reseller by IVT, the Licensed Software shall perform substantially in accordance with the Documentation and be free of Program Errors for ninety (90) days after Reseller delivers a copy of the Licensed Software to an End-User. IVT's warranty is conditioned upon: (a) the use of the Licensed Software in accordance with the Documentation and other instructions provided by IVT and shall be null and void if Reseller or any End-User alters or modifies the Licensed Software without IVT's prior written approval, does not use the Licensed Software in accordance with the Documentation and IVT's instructions, or if the Licensed Software fail because of any accident, abuse or misapplication; and (b) Reseller notifying IVT in writing of the claimed nonconformance within ninety (90) days after Delivery of Licensed Software to Reseller. As IVT's sole liability and Reseller's sole remedy respecting the Licensed Software's nonconformance with the limited warranty set forth in this Paragraph 8.3, IVT may at its sole option: (i) use reasonable efforts to correct the Licensed Software to make it conform with the specifications set forth in the Documentation; (ii) replace the Licensed Software; or (iii) upon return of the Licensed Software and Documentation to IVT refund the license fees paid by Reseller under this Agreement and terminate the Agreement. IVT DOES NOT REPRESENT OR WARRANT THAT THE LICENSED SOFTWARE WILL OPERATE PROPERLY WITH OTHER HARDWARE OR SOFTWARE, THAT THE LICENSED SOFTWARE WILL MEET LICENSEE'S REQUIREMENTS OR EXPECTATIONS, OR THAT OPERATION OF THE LICENSED SOFTWARE WILL BE UNINTERRUPTED OR ERROR-FREE.

         8.4 No Other Warranties. EXCEPT AS SET FORTH IN PARAGRAPHS 8.1, 8.2 AND 8.3, IVT IS PROVIDING THE LICENSED SOFTWARE AND THE DOCUMENTATION "AS IS," AND IVT SPECIFICALLY DISCLAIMS ANY AND ALL OTHER WARRANTIES, CONDITIONS OR REPRESENTATIONS (WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN) WITH RESPECT TO THE LICENSED SOFTWARE OR DOCUMENTATION INCLUDING ANY AND ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE (WHETHER OR NOT IVT KNOWS, HAS REASON TO KNOW, HAS BEEN ADVISED OR IS OTHERWISE IN FACT AWARE OF ANY SUCH PURPOSE) OR CONDITIONS OF TITLE OR NONINFRINGEMENT WHETHER ALLEGED TO ARISE BY

Reseller Agreement                                            IVT -- I Stream TV

OPERATION OF LAW, BY REASON OF CUSTOM OR USAGE IN THE TRADE, OR BY COURSE OF DEALING. IVT ALSO EXPRESSLY DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTY OR REPRESENTATION TO ANY PERSON OTHER THAN RESELLER.

                                   Section 9
                             LIMITATION OF LIABILITY

         TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, IVT'S CUMULATIVE LIABILITY FOR ALL CLAIMS OF ANY NATURE RELATED TO THE LICENSED SOFTWARE OR DOCUMENTATION OR OTHERWISE ARISING FROM THIS AGREEMENT, INCLUDING ANY CAUSE OF ACTION BASED ON WARRANTY, CONTRACT, TORT, STRICT LIABILITY, PATENT OR COPYRIGHT INFRINGEMENT OR MISAPPROPRIATION OF INTELLECTUAL PROPERTY, SHALL NOT EXCEED THE TOTAL AMOUNT OF ALL LICENSE FEES THAT RESELLER HAS ACTUALLY PAID UNDER THIS AGREEMENT. NEITHER IVT NOR ANY OF ITS SUPPLIERS OR LICENSORS SHALL BE LIABLE FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, SPECIAL, EXEMPLARY OR PUNITIVE DAMAGES, WHETHER IN CONTRACT, IN TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, OR FOR ANY LOSS OF PROFITS, LOSS OF SAVINGS, LOSS OF DATA OR LOSS OF USER DAMAGES ARISING OUT OF THIS AGREEMENT OR THE USE (OR INABILITY TO USE) OF THE LICENSED SOFTWARE EVEN IF IVT OR RESELLER, SUPPLIER OR LICENSOR HAS BEEN AWARE OF THE POSSIBILITY OF SUCH POTENTIAL LOSS OR DAMAGE. IN NO EVENT WILL IVT BE LIABLE FOR ANY CLAIM BROUGHT MORE THAN ONE (1) YEAR AFTER THE CAUSE OF ACTION AROSE OR SHOULD HAVE BEEN DISCOVERED. BECAUSE SOME STATES DO NOT ALLOW THE EXCLUSION OR LIMITATION OF LIABILITY FOR CONSEQUENTIAL OR INCIDENTAL DAMAGES, THE ABOVE LIMITATION MAY NOT APPLY.

                                   Section 10
                                 CONFIDENTIALITY

         10.1 Reseller Confidentiality Obligations. Reseller shall maintain the confidentiality of any confidential information regarding the Licensed Software, IVT, or IVT's past, present or future products, business plans or strategies. Information shall be deemed confidential only if it is marked "confidential" in writing or if it is expressly identified as "confidential" orally. Reseller shall indemnify IVT for any loss or damage IVT may sustain as a result of the wrongful use or disclosure by Reseller (or any employee, agent, licensee, or contractor of Reseller) of confidential information regarding the Licensed Software, IVT, or IVT's past, present or future products.

         10.2 IVT Confidentiality Obligations. IVT shall maintain the confidentiality of any confidential information regarding Reseller, or Reseller's past, present or future products, business plans or strategies. Information shall be deemed confidential only if it is marked "confidential" in writing or if it is expressly identified as "confidential" orally. IVT shall indemnify Reseller for any loss or damage Reseller may sustain as a result of the wrongful use or disclosure by IVT (or any employee, agent, licensee, or contractor of IVT) of confidential information regarding Reseller or Reseller's past, present or future products.

         10.3 Exceptions. The obligations set forth in paragraphs 10.1 and 10.2 shall not apply with respect to any Confidential Information that (a) is or becomes publicly known under circumstances involving no breach of the terms of paragraph 10.1 or 10.2; (b) is generally disclosed to third parties by the owner of such Confidential Information without restrictions on its use or disclosure;
(c) is independently developed by the party to whom it was disclosed; or (d) is approved for use or disclosure in writing by the owner of such Confidential Information.

         10.4 Agreement is Confidential. This Agreement is strictly confidential. Neither party shall disclose any of the terms of this Agreement to any third party without the prior written consent of the other, except as may be necessary to comply with applicable law. If either party intends to disclose any of the terms of this Agreement, it

Reseller Agreement                                            IVT -- I Stream TV

shall provide the other with ten (10) days prior written  notice of the intended
disclosure.   Neither  party's  consent  to  a  proposed   disclosure  shall  be
unreasonably withheld.

                                   Section 11
                                    INDEMNITY

         Except for claims arising solely as a result of any breach of the limited warranties set forth in Section 8 of this Agreement, Reseller shall indemnify, defend and hold IVT harmless against all claims, actions or liabilities of any nature that may arise from Reseller's marketing, distribution, installation, use or execution of the Licensed Software.

                                   Section 12
                              TERM AND TERMINATION

         12.1 Term. The Term of this Agreement shall begin on the Effective Date and, unless renewed in accordance with this Paragraph 12.2, or terminated in accordance with Paragraph 12.3, end two calendar years later.

         12.2 Renewal. Unless either party gives the other written notice of its intention not to renew at least sixty (60) days before the end of the initial term, this Agreement will renew itself automatically for successive one year renewal terms until either party gives the other written notice of its intention not to renew this Agreement for another terms at least sixty (60) days before the end of any renewal term. A party's decision to renew or not renew this Agreement shall be within that party's sole and exclusive discretion, with or without cause.

         12.3 Default. Either party may, at its option and in addition to all other available rights or remedies, terminate this Agreement if the other party fails to comply with its obligations under this Agreement in any material respect and then fails to cure that noncompliance within thirty (30) days after receiving a written notice describing the noncompliance in reasonable detail.

         12.4 Bankruptcy or Insolvency. Either party may immediately terminate this Agreement in the event either party becomes bankrupt, insolvent or generally unable to pay its debts as they become due.

         12.5 Effect of Termination. After any termination or expiration of this Agreement, IVT shall continue to be entitled to all license fees payable under this Agreement. Both parties' rights and obligations under Paragraphs 5, 8, 9, 10, 11, 12 and 14 of this Agreement shall survive the termination or expiration of this Agreement.

         12.6 No Effect on End-Users. Termination of this Agreement shall not affect the rights or obligations of properly licensed End-Users.

                                   Section 13
                           CO-MARKETING AND PROMOTION

         13.1 General. IVT and Reseller shall participate in joint marketing and promotion efforts reasonably acceptable to IVT and Reseller. Such activities may include (subject to the parties agreements and IVT personnel availability and adequate notice), IVT's support of and participation in trade shows and customer visits with Reseller's sales teams and IVT's participation in Reseller's national sales meeting(s) to present and discuss Burstware and value added within Reseller's customer network. ITV and Reseller shall meet on a quarterly basis to discuss and agree on the scope, scheduling, and expenditures regarding such joint marketing initiatives and programs.

Reseller Agreement                                            IVT -- I Stream TV

         13.2 Market Development Funds. For the purposes described below and under the conditions described below, IVT shall make available to Reseller Market Development Funds.

                  13.2.1 Reseller shall not be eligible to accrue Market Development Funds until the calendar quarter in which it has met or exceeded fifty percent (50%) of the Minimum Commitment set forth in Exhibit B. Thereafter, Reseller shall be eligible to accrue and receive Market Development Funds only in calendar quarters in which Reseller's progress toward meeting its Minimum Commitment under this Agreement meets or exceeds the milestones set forth in the table in Paragraph 4.4.

                  13.2.2 Market Development Funds shall accrue at a rate equal to two (2) percent of the Reseller's net payments to IVT in each qualifying calendar quarter, not to exceed $25,000 for any such quarter.

                  13.2.3 Market Development Funds shall be used solely for marketing, promotional and/ or advertising activities relating to the Licensed Software and shall be mutually agreed upon in advance by IVT and Reseller.

                  13.2.4 Market Development Funds are and shall remain the sole and exclusive property of IVT unless and until paid to Reseller for mutually agreed upon activities. Upon termination of this Agreement, IVT shall retain all Market Development Funds.

         13.3 Press Release. IVT and Reseller will issue a joint press release promptly after the Effective Date to announce the relationship created by this Agreement.

         13.4 Identification of Reseller as Burstware Reseller. Reseller agrees that IVT may use Reseller's name as an IVT Reseller in any advertising or promotional materials for Licensed Software.

         13.5 Website Links. IVT and Reseller each agrees to maintain at least one marketing-related link on its website(s) during the term of this Agreement.

                                   Section 14
                                  MISCELLANEOUS

         14.1 Export Regulations. The Licensed Software and Documentation, including technical data, is subject to U.S. export control laws, including the U.S. Export Administration Act and its associated regulations, and may be subject to export or import regulations in other countries. Licensee agrees to comply strictly with all such regulations and acknowledges that it has the responsibility to obtain licenses to export, re-export, or import the Licensed Software or Documentation. Neither the Software nor Documentation may be downloaded, or otherwise exported or re-exported (i) into, or to a national or resident of any country to which the U.S. has embargoed goods; or (ii) to anyone on the U.S. Treasury Department's list of Specially Designated Nations or the U.S. Commerce Department's Table of Denial Orders. By installing or using the Licensed Software, Licensee is warranting that it is not located in or under the control of, or a national or resident of any such country or on any such list.

         14.2 Absence of Third Party Beneficiaries. Unless otherwise expressly provided, no provisions of this Agreement are intended or shall be construed to confer upon or give to any person other than IVT and Reseller any rights, remedies or other benefits under or by reason of this Agreement.

         14.3 Assignment. Reseller may not assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of IVT, which IVT shall not withhold unreasonably. IVT may

Reseller Agreement                                            IVT -- I Stream TV

assign or delegate its obligations under this Agreement as part of a sale or transfer of a substantial portion of its business to which this Agreement relates.

         14.4 Complete Understanding. This Agreement constitutes the entire agreement between the parties with respect to its subject matter and supersedes and replaces all prior or contemporaneous understandings or agreements, written or oral, regarding its subject matter. No amendment to or modification of this Agreement will be binding unless in writing and signed by duly authorized representatives of both parties. Terms of a purchase order or similar document issued by Reseller or an End-User shall not modify this Agreement.

         14.5 Construction. This Agreement was executed after arms-length negotiations between the parties, and its terms are not to be construed against either party.

         14.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

         14.7 Disclaimer of Agency. IVT and Reseller each acknowledge that the parties to this Agreement are independent. Neither party is authorized or empowered to act as agent or legal representative for the other for any purpose and shall not on behalf of the other enter into any contract, warranty or representation as to any matter. Neither party shall be bound by the acts or conduct of the other and nothing herein shall be construed as creating a partnership or joint venture.

         14.8 Governing Law and Forum. This Agreement will be governed by and construed in accordance with the laws of the State of California without reference to conflicts of laws principles. IVT and Reseller consent to the jurisdiction and venue of the Superior Court of San Francisco County,
California, or the United States District Court for the Northern District of California as the exclusive forum for all disputes concerning this Agreement.

         14.9 Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach of this Agreement, shall be settled by arbitration administered by the San Francisco, California Regional Office of the American Arbitration Association in accordance with its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator may be entered in any court identified in paragraph 14.8. The arbitration shall be conducted by a single arbitrator. The arbitrator shall follow and be bound by applicable state and federal law. The parties shall cooperate in the expeditious conduct of the arbitration, and shall do everything reasonably possible to ensure that the arbitration proceeding is concluded within sixty (60) days of service of a notice of request for arbitration. Each party shall be limited to a total of thirty-two (32) hours to present to the arbitrator all evidence and arguments in support of its position. All fees and costs related to the arbitration shall be apportioned between the parties by the arbitrator in accordance with paragraph 14.10.

         14.10 Attorneys' Fees. The prevailing party in any action arising from this Agreement shall be entitled to recover from the losing party its reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled from the losing party.

         14.11 Notices. All notices and other communications that this Agreement requires or permits shall be in writing and shall be considered effective when deposited in the U.S. mail, postage prepaid, and addressed to the appropriate party at the address noted on the first page of this Agreement, unless by such notice the receiving party designates a different address in writing.

         14.12 No Waiver. The failure of either party to enforce any provision of this Agreement shall not be deemed a waiver of that provision or any other available right or remedy.

Reseller Agreement                                            IVT -- I Stream TV

         14.13 Severability. In the event that any provision of this Agreement is found to be invalid, illegal or unenforceable pursuant to judicial decree or decision, the remainder of this Agreement shall remain valid and enforceable according to its terms.

         14.14 Warranty of Authority. By signing this Agreement, each person executing this Agreement on behalf of any party warrants that he or she has the full authority to do so.


INSTANT VIDEO TECHNOLOGIES, INC.                  I Stream TV


By /s/ Thomas Koshy                               By /s/ Chip Ruhnke
   --------------------------------               ------------------------------

Name     Thomas Koshy                             Name: Chip Ruhnke
-----------------------------------               ------------------------------

Title    Chief Operating Officer                  Title: President
-----------------------------------               ------------------------------

Date October 13, 1999                             Date: 10/04/99
-----------------------------------               ------------------------------

[LOGO OMITTED]

500 Sansome Street, Suite 503           tel 415.391.4455
San Francisco                           fax 415.391.3392
California 94111                        http://www.burst.com


                                    EXHIBIT A


Burstware(R) Product Suggested Pricing
--------------------------------------------------------------------------------

Burstware(R) Enterprise Configuration

The Enterprise configuration is IVT's primary configuration for advanced scalability, reliability, and no single-point-of-failure for video applications. The fail-over server and conductor can only be used for fail-over services within the same Burstware domain.

   -----------------------------------------------------------------------------
   Burstware(R) Enterprise Configuration                               US$55,000
   -----------------------------------------------------------------------------
       Two Burstware Servers(TM)and two Burstware
       Conductors(TM)(TM)                                               $ 45,000
       100 Mbps of managed bandwidth
       Additional fail-over Burstware Server                            $ 10,000
   -----------------------------------------------------------------------------

Burstware(R) Silver Configuration

The Silver Configuration provides load balancing and server fail-over for reliable midrange video applications.

   -----------------------------------------------------------------------------
   Burstware(R) Silver Configuration                                   US$35,000
   -----------------------------------------------------------------------------
       Two Burstware Servers and two Burstware Conductors(TM)
       50 Mbps of managed bandwidth

Burstware(R) Bronze Configuration

IVT's Bronze Configuration provides a single entry-level Burstware Server architecture for smaller applications. Additional concurrent connections and fail-over servers may be added to the Bronze configuration.


   -----------------------------------------------------------------------------
   Burstware(R) Bronze Configuration                                   US$10,000
   -----------------------------------------------------------------------------
       One Burstware Server and one Burstware Conductor
       15 Mbps of managed bandwidth

Burstware(R) Additional Bandwidth Module

Additional   50Mbps   modules  can  be  added  to  the   Enterprise  and  Silver
Configurations to create highly scalable video applications. Each module increases the number of concurrent connections by fifty and the amount of total managed bandwidth by 50Mbps.

[LOGO OMITTED]

500 Sansome Street, Suite 503           tel 415.391.4455
San Francisco                           fax 415.391.3392
California 94111                        http://www.burst.com


   -----------------------------------------------------------------------------
   Burstware(R) Additional Bandwidth Module                            US$20,000
   -----------------------------------------------------------------------------
       One Burstware Server
       50 Mbps of managed bandwidth

Additional Concurrent Connections

Additional Concurrent Connections where applicable can be purchased in blocks of 50 connections at $2500 per a 50-block connection for all of the above configurations.

Burstware(R) Additional Fail-Over Server Module

Multiple Fail-Over Server modules can be added to all configurations to create extremely reliable Burstware server architectures. Each module increases the total number of Burstware servers in a Burstware domain by one.


   -----------------------------------------------------------------------------
   Burstware(R) Additional Fail-Over Server Module                     US$10,000
   -----------------------------------------------------------------------------
       One Burstware Server

   -----------------------------------------------------------------------------

Product Upgrade

The next revision of Burstware is expected to be released in the Fall of 1999. A Burstware Product Upgrade Agreement Pack can be purchased for 15% of the total purchase price. The product upgrade pack includes free upgrades to the next major release of the Burstware suite of products.


   -----------------------------------------------------------------------------
   Burstware(R) Product Upgrade Agreement Pack                      15% of
                                                                    Suggested
                                                                    Total Price
   -----------------------------------------------------------------------------
       Upgrades to Burstware 2.x at  no charge

[LOGO OMITTED]

500 Sansome Street, Suite 503           tel 415.391.4455
San Francisco                           fax 415.391.3392
California 94111                        http://www.burst.com


                                    EXHIBIT B

                              DISCOUNT SCHEDULE #4


Discount Lever #4                                             1.5MM-3MM annually

  Description                                                 Discount
  -----------                                                 --------
  Burstware(R) Enterprise Configuration                          28%
  Additional 50Mbps of Bandwidth (for Enterprise Config.)        28%
  Burstware(R) Silver Configuration                              28%
  Burstware(R) Bronze Configuratoin                              28%
  Additional Fail-Over Server                                    28%

[LOGO OMITTED]

500 Sansome Street, Suite 503           tel 415.391.4455
San Francisco                           fax 415.391.3392
California 94111                        http://www.burst.com



                                    EXHIBIT C

                                  PROGRAM ORDER


                        [To be supplied at a later date]

[LOGO OMITTED]

500 Sansome Street, Suite 503           tel 415.391.4455
San Francisco                           fax 415.391.3392
California 94111                        http://www.burst.com



                                    EXHIBIT D

                       END-USER SOFTWARE LICENSE AGREEMENT
                                     between
                        INSTANT VIDEO TECHNOLOGIES, INC.
                          500 Sansome Street, Suite 503
                         San Francisco, California 94111
                                       and
                                    LICENSEE


         Company Name:              _______________________________________

         Principal Address:         _______________________________________

                                    _______________________________________

                                    _______________________________________

         Contact Person:            _______________________________________

         Phone Number:              _______________________________________

         Facsimile Number:          _______________________________________

         Email address:             _______________________________________


By executing this Agreement, Instant Video Technologies, Inc. ("IVT") and ___________________________ ("Licensee") are agreeing to a license of certain computer programs in accordance with the terms and conditions contained in this Agreement.

This Agreement consists of (1) this cover page; (2) the attached Terms and Conditions; and (3) the Program Order attached as Exhibit A, as well as additional Program Orders accepted from time to time with respect to this Agreement.

Licensee has read, understands and agrees to the terms and conditions of this Agreement and has duly authorized the individual signing this Agreement on its behalf to do so.


INSTANT VIDEO TECHNOLOGIES, INC.            ___________________________________

[LOGO OMITTED]

500 Sansome Street, Suite 503           tel 415.391.4455
San Francisco                           fax 415.391.3392
California 94111                        http://www.burst.com



By: _______________________________          By: _______________________________

Name: _____________________________          Name:______________________________
              (Print Name)                                 (Print Name)

Title: ____________________________          Title: ____________________________

Date: _____________________________          Date:______________________________

End-User Software License Agreement

                              TERMS AND CONDITIONS


1.       DEFINITIONS

         1.1 "Burstware Conductor(TM)" means the computer program included among the Licensed Software that is designed to operate on a hardware server and that manages the distribution of audio and/or video content from one or more hardware servers on which the Burstware Server software has been installed to Burstware Players installed on client computers. Each Burstware Conductor requires a Burstware(R) License Key configured for the host name or IP address of the computer on which the Burstware Conductor is installed.

         1.2 "Burstware License Key" means the unique, encrypted software program provided by IVT (only upon payment of the applicable license fees) that is designed to prevent use of the Licensed Software beyond the scope of the license paid for by Licensee by limiting, as appropriate, and in addition to other limits, the number of Concurrent Burstware Player Connections, the amount of Managed Bandwidth, and the number of Burstware Servers that the Burstware Conductor can manage and the number of copies of the Burstware Conductor that can be used.

         1.3 "Burstware Player(TM)" means the computer program included among the Licensed Software that operates on a single-user client computer, permitting that computer to receive and play audio and/or video content delivered by the Burstware Server software.

         1.4 "Burstware Server(TM)" means the computer program included among the Licensed Software that stores audio and/or video content and delivers it to client computers for viewing with the Burstware Player.

         1.5 "Concurrent Burstware Player Connections" means the number of simultaneous connections between Burstware Players installed on client computers and Burstware Servers installed on hardware servers that the Burstware License Key enables the Burstware Conductor to manage simultaneously.

         1.6 "Documentation" means all materials in written, computer readable or other form containing information about the Licensed Software that accompany the Licensed Software or that IVT may provide during the term of this Agreement.

         1.7 "Licensed Software" means the IVT Burstware Conductor, Burstware Server and Burstware Player software for which Licensee is granted a license under this Agreement.

         1.8 "Managed Bandwidth" means the total bandwidth, measured in megabits per second, used by the Burstware Server software to deliver audio and/or video content to Burstware Players.

2.       GRANT OF LICENSE


         On the terms and conditions of this Agreement, and upon payment of all applicable license fees, IVT grants to Licensee and Licensee accepts the non-exclusive licenses and the restrictions set forth below.

End-User Software License Agreement

         2.1 Software License. IVT grants to Licensee a non-exclusive license to install and use the Licensed Software in machine-readable object code form only in the configuration and to the scope identified in the Program Order attached as Exhibit A, or such other Program Order(s) as IVT might accept at a later date.

         2.2 Documentation. IVT grants to Licensee a non-exclusive license to use the Documentation in connection with Licensee's use of the Licensed Software.

         2.3 Limitation on Use. Licensee understands and acknowledges that use of the Licensed Software is controlled by the Burstware License Key. Licensee may not use the Licensed Software beyond the scope enabled by the Burstware License Key provided by IVT to Licensee upon payment of the applicable license fee. The Licensed Software functions as three separate programs, the Burstware Conductor, Burstware Server, and Burstware Player, that operate cooperatively. Licensee may install and use only the number of copies of the Burstware Conductor and Burstware Server software specifically enabled by the Burstware License Key provided to Licensee by IVT. Licensee may install an unlimited number of copies of the Burstware Player software for use by Licensee, provided Licensee does not receive any direct payment for doing so, but may simultaneously use only the number of copies of the Burstware Player specifically enabled by the Burstware License Key provided to Licensee by IVT. Licensee may not modify or alter the Licensed Software or Burstware License Key to increase the scope of its use of the Licensed Software. Further, Licensee may not use any device, process or computer program that increases, directly or indirectly, the scope of use of the Licensed Software enabled by the Burstware License Key provided to Licensee by IVT. If Licensee wishes to increase the scope of its licensed use of the Licensed Software, Licensee must purchase an additional Burstware License Key from IVT.

         2.4 Back-Up Copies. Licensee may make one copy of the Licensed Software solely for the back-up or archival purposes, provided that such copy must contain all proprietary notices affixed to or appearing in the original copy.

         2.5 Sun Microsystems Java(TM) Runtime Environment Provisions. Licensee may not modify the Java Platform Interface ("JPI", identified as classes contained with the "java" package or any subpackages of the "java" package), by creating additional classes within the JPI or otherwise causing the addition to or modification of the classes in the JPI. In the event that Licensee creates any Java-related API and distributes such API to others for application development, Licensee must promptly publish broadly, an accurate specification for such API for free use by all developers of Java-based software.

         2.6 Hazardous Environments. The Licensed Software is not designed or intended for use in online control equipment in environments requiring fail-safe performance, such as the operation of nuclear facilities, aircraft communication or control systems or life support systems, in which software failure could lead to personal injury or severe property or environmental damage. Licensee warrants that it will not use or allow the use of the Licensed Software for such purposes

3.       OWNERSHIP AND USE RESTRICTIONS

         3.1 Ownership. Licensee acknowledges that the Licensed Software, all enhancements, corrections and modifications to the Licensed Software (regardless whether

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End-User Software License Agreement

made by IVT, Licensee or anyone else), all copyrights, patents, trade secrets, or trademarks or other intellectual property rights protecting or pertaining to any aspect of the Licensed Software (or any enhancements, corrections or modifications) and the Documentation, are and shall remain the sole and exclusive property of IVT and, where applicable, IVT's suppliers. This Agreement does not convey title or ownership to Licensee, but instead gives Licensee only the limited rights set forth in Section 2. IVT reserves all rights not expressly granted by this Agreement.

         3.2 Restrictions. Except as expressly set forth in this Agreement, Licensee has no right to use, make, sublicense, modify, transfer, rent, lease, sell, display, distribute or copy originals or copies of any Licensed Software or Documentation, or to permit anyone else to do so.

         3.3 Transfer. Licensee may not assign or transfer its rights under this Agreement or its rights to the Licensed Software without the prior written consent of IVT. Upon any such transfer or assignment, Licensee must transfer all copies of the Licensed Software and Documentation and assignee must agree in writing to all the terms of this Agreement.

         3.4  Proprietary  Notices.   Licensee  shall  not  remove  any  patent,
copyright or trademark or other intellectual property notices that may appear on any part of the Licensed Software or the Documentation.

         3.5 Trade Secrets. Licensee acknowledges that the Licensed Software, in its source code form, contains valuable trade secrets belonging to IVT. Licensee may not reverse engineer, unencrypt, decompile, disassemble or otherwise translate the Licensed Software or allow anyone else to do so.

         3.6 Audit Rights. Licensee authorizes IVT or its designee to audit its compliance with this Agreement, as IVT deems reasonable.

         3.7 Notice to Employees and Agents. Licensee will use commercially reasonable efforts to inform its employees, agents and others using the Licensed Software under this Agreement that it may not be used, copied or transferred in violation of this Agreement.

         3.8 Irreparable Harm. Licensee acknowledges that money damages may not be an adequate remedy for any breach or violation of any requirement set forth in Section 3 of this Agreement and that any such breach or violation may leave IVT without an adequate remedy at law. Licensee therefore agrees that, in addition to any other remedies available at law, in equity or under this Agreement, IVT shall be entitled to obtain temporary, preliminary and permanent injunctive relief, without bond, from a court of competent jurisdiction to restrain any such breach or violation.

4.       SHIPMENT AND PAYMENT

         4.1 Shipment of Licensed Software. IVT shall ship all Licensed Software ordered under this Agreement F.O.B. from IVT's San Francisco facility, or other point of shipment within the United States designated by IVT. Risk of loss or damage to copies of the Licensed Software shall pass to Licensee at the point of shipment. All shipping and in transit insurance charges shall be paid by Licensee. Licensee shall specify in its Program Order the mode of shipment and/or

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End-User Software License Agreement

carrier for each order. In the absence of written instructions from Licensee, IVT shall determine the carrier and/or mode of shipment.

         4.2 IVT Product Delivery Schedule and Delays. Although IVT shall use reasonable efforts to meet Licensee's requested delivery schedules for Licensed Software, IVT shall not be liable for any loss, damage or expense due to late delivery.

         4.3 Payment. Licensee shall pay for all Licensed Software within thirty
(30) days after the date of IVT's invoice for such products. In addition to all other available rights or remedies, IVT reserves the right to declare all sums immediately due and payable upon written notice to Licensee if Licensee fails to pay when due any amounts due under this Agreement or any invoice. Interest shall accrue on any amounts not paid when due at an annual rate of eighteen (18) percent.

         4.4 Taxes. With the sole exception of taxes based on IVT's net income, Licensee shall pay all sales, use, excise, value added or other taxes that may arise out of Licensee's installation or use of the Licensed Software.

5.       NO PRODUCT MAINTENANCE AND SUPPORT

         Licensee is not entitled to any maintenance or support for the Licensed Software or any upgrades or enhancements under this Agreement. Licensee may purchase from IVT maintenance and support pursuant to the terms, conditions and pricing of IVT's maintenance and support agreement as in effect on the date of Licensee's purchase. All upgrades and enhancements made available to Licensee shall become part of the Licensed Software and become subject to this Agreement.

6. LIMITED  WARRANTY

         6.1 Ownership. IVT warrants that it owns or has the right and authority to license the Licensed Software and Documentation to Licensee on the terms and conditions of this Agreement.

         6.2 Media and Documentation. IVT warrants that if the Licensed Software's media or Documentation is in a damaged or physically defective condition at the time it is delivered to Licensee, and if it is returned to IVT (postage prepaid) within ninety (90) days of delivery, IVT will provide Licensee with replacements at no charge.

         6.3 Licensed Software. IVT warrants that, in the form delivered to Licensee by IVT, the Licensed Software shall perform substantially in accordance with the Documentation for ninety (90) days after delivery to Licensee. IVT's warranty is conditioned upon: (a) the use of the Licensed Software in accordance with the Documentation and other instructions provided by IVT and shall be null and void if Licensee alters or modifies the Licensed Software without IVT's prior written approval, does not use the Licensed Software in accordance with the Documentation and IVT's instructions, or if the Licensed Software fails because of any accident, abuse or misapplication; and (b) Licensee notifying IVT in writing of the claimed nonconformity within ninety (90) days after delivery of the Licensed Software to Licensee. As IVT's sole liability and Licensee's sole remedy respecting the Licensed Software's nonconformance with the limited warranty set forth in this Section 6.3, IVT may at its option: (i) use reasonable efforts to correct the Licensed Software to make it conform substantially with

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the  specifications  set forth in the  Documentation;  (ii) replace the Licensed
Software; or (iii) upon return of the Licensed Software and Documentation to IVT, refund the license fees paid by Licensee under this Agreement and terminate this Agreement. IVT DOES NOT REPRESENT OR WARRANT THAT THE LICENSED SOFTWARE
WILL OPERATE PROPERLY WITH OTHER HARDWARE OR SOFTWARE, THAT THE LICENSED SOFTWARE WILL MEET LICENSEE'S REQUIREMENTS OR EXPECTATIONS OR THAT OPERATION OF THE LICENSED SOFTWARE WILL BE UNINTERRUPTED OR ERROR-FREE.

7.       NO OTHER WARRANTY

         EXCEPT AS SET FORTH IN SECTION 6, IVT IS PROVIDING THE LICENSED SOFTWARE AND THE DOCUMENTATION "AS IS," AND, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, IVT SPECIFICALLY DISCLAIMS ANY AND ALL OTHER WARRANTIES, CONDITIONS OR REPRESENTATIONS (WHETHER EXPRESS, IMPLIED OR STATUTORY, OR ORAL OR WRITTEN) WITH RESPECT TO THE LICENSED SOFTWARE OR DOCUMENTATION INCLUDING WITHOUT LIMITATIONANY AND ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE (WHETHER OR NOT IVT KNOWS, HAS REASON TO KNOW, HAS BEEN ADVISED OR IS OTHERWISE IN FACT AWARE OF ANY SUCH PURPOSE) OR CONDITIONS OF TITLE OR NONINFRINGEMENT WHETHER ALLEGED TO ARISE BY OPERATION OF LAW, BY REASON OF CUSTOM OR USAGE IN THE TRADE OR BY COURSE OF DEALING. IVT ALSO EXPRESSLY DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTY OR REPRESENTATION TO ANY PERSON OTHER THAN LICENSEE. THIS LIMITED WARRANTY GIVES YOU SPECIFIC LEGAL RIGHTS. YOU MAY HAVE OTHERS, WHICH VARY FROM STATE/JURISDICTION TO STATE/JURISDICTION.

8.       LIMITATION OF LIABILITY

         TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE CUMULATIVE LIABILITY OF IVT FOR ALL CLAIMS OF ANY NATURE RELATED TO THE LICENSED SOFTWARE OR DOCUMENTATION OR OTHERWISE ARISING FROM THIS AGREEMENT, INCLUDING ANY CAUSE OF ACTION BASED ON WARRANTY, CONTRACT, TORT, STRICT LIABILITY PATENT OR COPYRIGHT INFRINGEMENT OR MISAPPROPRIATION OF INTELLECTUAL PROPERTY, SHALL NOT EXCEED THE TOTAL AMOUNT OF ALL LICENSE FEES THAT LICENSEE HAS ACTUALLY PAID UNDER THIS AGREEMENT. NEITHER IVT NOR ANY OF ITS RESELLERS, SUPPLIERS OR LICENSORS SHALL BE LIABLE FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, SPECIAL, EXEMPLARY OR PUNITIVE DAMAGES, WHETHER IN CONTRACT, IN TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, OR FOR ANY LOSS OF PROFITS, LOSS OF SAVINGS, LOSS OF DATA OR LOSS OF USER DAMAGES ARISING OUT OF THIS AGREEMENT OR THE USE (OR INABILLITY TO USE) OF THE LICENSED SOFTWARE EVEN IF IVT OR RESELLER, SUPPLIER OR LICENSOR HAS BEEN AWARE OF THE POSSIBILITY OF SUCH POTENTIAL LOSS OR DAMAGE. IN NO EVENT WILL IVT BE LIABLE FOR ANY CLAIM BROUGHT MORE THAN ONE (1) YEAR AFTER THE CAUSE OF ACTION AROSE OR SHOULD HAVE BEEN DISCOVERED. BECAUSE SOME STATES DO NOT ALLOW THE EXCLUSION OR LIMITATION OF LIABILITY FOR CONSEQUENTIAL OR INCIDENTAL DAMAGES, THE ABOVE LIMITATION MAY NOT APPLY. BECAUSE SOME STATES/JURISDICTIONS

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End-User Software License Agreement

DO NOT ALLOW THE EXCLUSION OR LIMITATION OF LIABILITY FOR CONSEQUENTIAL OR INCIDENTAL DAMAGES, THE ABOVE LIMITATIONS MAY NOT APPLY TO YOU.

9. TERMINATION

         Without prejudice to any other rights it may have under this Agreement or at law or equity, IVT may terminate this Agreement if Licensee fails to comply with the terms of this Agreement. Upon termination of this Agreement for any reason, Licensee will immediately discontinue use of the Licensed Software, destroy or return to IVT all copies of the Licensed Software and Documentation in whatever form they exist, including all back-up copies, and certify in writing to IVT that all copies have been destroyed.

10.      INDEMNIFICATION

         The Licensed Software is intended for use only with properly licensed media, content, and content creation tools. It is Licensee's responsibility to ascertain whether any copyright, patent or other licenses are necessary and to obtain any such licenses to serve and/or create or compress such media and content. Licensee agrees to transmit and/or compress only those materials for which it has the necessary patent, copyright or other permissions, licenses and/or clearances. Licensee agrees to hold harmless, indemnify and defend IVT, its officers, directors and employees, from and against any losses, damages, fines and expenses (including attorneys' fees and costs) arising out of or relating to any claims that Licensee has encoded, compressed, copied or transmitted any materials (other than materials provided by IVT) in connection with the Licensed Software in violation of another party's rights or in violation of any law. If Licensee is importing the Licensed Software from the United States, it shall indemnify and hold IVT harmless from and against any import and export duties or other claims arising from such importation.

11. GENERAL TERMS

         11.1 Export Regulations. The Licensed Software and Documentation, including technical data, is subject to U.S. export control laws, including the U.S. Export Administration Act and its associated regulations, and may be subject to export or import regulations in other countries. Licensee agrees to comply strictly with all such regulations and acknowledges that it has the responsibility to obtain licenses to export, re-export, or import the Licensed Software or Documentation. Neither the Software nor Documentation may be downloaded, or otherwise exported or re-exported (i) into, or to a national or resident of Cuba, Iraq, Iran, North Korea, Libya, Sudan, Syria or any country to which the U.S. has embargoed goods; or (ii) to anyone on the U.S. Treasury Department's list of Specially Designated Nations or the U.S. Commerce
Department's Table of Denial Orders. By installing or using the Licensed Software, Licensee is warranting that it is not located in or under the control of, or a national or resident of any such country or on any such list.

         11.2 U.S. Government Restrictions. The use, duplication or disclosure by the United States Government of the Licensed Software and Documentation is subject to the restrictions as set forth in the Rights in Technical Data and Computer Software Clauses in DFARs 252.227-7013(c)(1)(ii) and FAR 52.227-19(c)

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End-User Software License Agreement

         11.3 Governing Law and Forum. This Agreement shall be governed by and construed in accordance with the laws of the State of California and the United States without reference to conflicts of laws principles. Licensee consents to the exclusive jurisdiction and venue of the federal and state courts in San Francisco County, California for resolution of any disputes concerning this Agreement.

         11.4 Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to recover from the losing party its reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

         11.5 Complete Understanding. This Agreement constitutes the entire agreement between the parties with respect to its subject matter and supersedes and replaces all prior or contemporaneous understandings or agreements, written or oral, regarding its subject matter. No amendment to or modification of this Agreement will be binding unless in writing and signed by duly authorized representatives of both IVT and Licensee.

         11.6 Survival. The following provisions of this Agreement shall survive termination of this Agreement, along with any other terms which by their nature require survival: Section 3, Section 5, Section 6, Section 7, Section 9 and
Section 10.

         11.7 Absence of Third Party Beneficiaries. Unless otherwise expressly provided, no provisions of this Agreement are intended or shall be construed to confer upon or give to any person other than IVT and Licensee any rights, remedies or other benefits under or by reason of this Agreement.

         11.8 Disclaimer of Agency. IVT and Licensee each acknowledge that the parties to this Agreement are independent. Neither party is authorized or empowered to act as agent or legal representative for the other for any purpose and shall not on behalf of the other enter into any contract, warranty or representation as to any matter. Neither party shall be bound by the acts or conduct of the other and nothing herein shall be construed as creating a partnership or joint venture.

         11.9 No Waiver. The failure of either party to enforce any provision of this Agreement shall not be deemed a waiver of that provision or any other available right or remedy.


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End-User Software License Agreement

         11.10 Headings. The section headings used in this Agreement are intended for convenience only and shall not be deemed to modify, limit or supersede any provision.

         11.11 Severability. In the event that any provision of this Agreement is found to be invalid, illegal or unenforceable pursuant to judicial decree or decision, the remainder of this Agreement shall remain valid and enforceable according to its terms.


Burstware, Instant Video, Burstware Server, Burstware Conductor, Burstware Player, "Faster Than Real Time," and "Why Stream When You Can Burst?" are registered trademarks or trademarks of Instant Video Technologies, Inc., in the United States and other countries. Use of this software may also be protected by one or more of the following U.S. patents: 4,963,995; 5,057,932; 5,164,839;
5,262,875;   5,440,334;   and  5,710,970.   Additional  U.S.   patents  pending.
International patents and patents pending may also be applicable in their respective countries. Sun Microsystems, Java, and all Java-based trademarks and logos are trademarks or registered trademarks of Sun Microsystems, Inc. in the United States and other countries.

All contents Copyright (C) 1998-1999 by Instant Video Technologies, Inc. All rights reserved.

                                      -29-
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                                    EXHIBIT E

                                 IVT TRADEMARKS




                  Instant Video(R)

                  Burstware(R)

                  Burstware Conductor(TM)

                  Burstware Server(TM)

                  Burstware Player(TM)

                  "Faster Than Real Time"(TM)

                  "Why Stream When You Can Burst?"(TM)

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End-User Software License Agreement

                                    EXHIBIT F

                                    TRAINING




Training Programs:

     Module 1:  General Operations Overview

     This  module  would be intended  to provide  the  student  with  high-level general knowledge on Burstware. The student would have a general understanding of Burstware's components, network hardware requirements, and applications. Additionally, the student would be familiar with how to operate the overall system, demonstrate capabilities, install the software for the server, conductor, and player, including how to add additional servers, conductors, players, etc. to an existing network.

     Module 2:  Technical Support, Maintenance, & Troubleshooting

     This module would be intended to provide advanced technical training to be used to support their customers. This may be viewed as some type of technical support certification. The student would have to be trained on all detailed technical aspects of how to install, troubleshoot, how to identify and isolate Burstware from network problems, etc. Prerequisite would be Module 1.

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                                    EXHIBIT G

                             IVT YEAR 2000 STATEMENT


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 10-KSB

         [X] Annual report under Section 13 or 15(d) of the Securities Exchange Act of 1934 For the Fiscal Year ended: December 31, 1998

                                                        OR

         [ ] Transition report under Section 13 or 15(d) of the Securities Exchange Act of 1934

                  For the transition period from __________to ___________.

                  Commission File No. 33-35580-D

                        INSTANT VIDEO TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
           (Name of Small Business Issuer as Specified in its Charter)

                Delaware                                        84-1141967
    (State or Other Jurisdiction of                          (I.R.S. Employer
     Incorporation or Organization)                       Identification Number)

     500 Sansome Street, Suite 503
       San Francisco, California                                   94111
(Address of Principal Executive Offices,                        (Zip Code)

                                 (415) 391-4455
                (Issuer's Telephone Number, Including Area Code)

Securities Registered Under Section 12(b) of the Exchange Act: None. Securities Registered Under Section 12(g) of the Exchange Act: None

Check whether the issuer: (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for past 90 days. [N/A]

Check if there is no disclosure of delinquent filers in response to Item 405 of Regulation S-B not contained in this form, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB. [N/A]

State Issuer's revenues for its most recent fiscal year: $15,000.

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End-User Software License Agreement

The aggregate market value of the Registrant's Common Stock held by non-affiliates on March 31, 1999 (based upon the last reported price of the Common Stock on the NASDAQ OTC Bulletin Board Exchange on such date) was approximately $63,100,000.

As of April 9, 1999, there were approximately 9,018,228 shares of the Registrant's Common Stock outstanding.

Documents incorporated by reference Part III of this Report incorporates information by reference from the definitive Proxy statement for the Registrant's annual meeting of stockholders, to be filed within 120 days after the end of the fiscal year ended December 31, 1998.

This Form 10-KSB consists of 41 pages.
Year 2000 Issues

The Year 2000 issue is the result of computer programs being written using two digits rather than four to define the application year. Programs or products that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. In addition, the year 2000 is a leap year, which may also lead to incorrect calculations, functions or systems failure. As a result, this year, computer systems and software used by many companies may need to be upgraded to comply with such Year 2000 requirements. In 1998, the Company began a project to determine if any actions were required regarding date-related effects to: (i) the Company's software products; (ii) the Company's internal operating and desktop computer systems and non-information technology systems; and (iii) the readiness of the Company's third-party vendors and business partners.

The Company has formed a team consisting of operations, development, marketing, and finance members to determine the impact of Year 2000 and to take corrective action. As of February 1999, the Company had completed testing of its suite of Burstware(R) software products and has found no known Year 2000 issues. The Company has also tested its internal operating and desktop hardware and software and has found that all its software is Year 2000 compliant and appears to have no known Year 2000 issues. The Company has also confirmed with its third-party vendors and business partners to ensure that their software and hardware will not impact IVT operations. At this time, the Company knows of no known Year 2000 issues or problems with its vendors, or business partners.

The majority of the costs associated with this project is not incremental to the Company, but represents a reallocation of existing resources. The Company believes that modifications deemed necessary will be made on a timely basis and does not believe that the cost of such modifications will have a material effect on the Company's operating results. To date, the Company's costs related to the year 2000 issues have not been material, and the Company does not expect the aggregate amount spent on the year 2000 issue to be material. In addition, the Company is in the process of evaluating the need for contingency plans with respect to year 2000 requirements. The necessity of any contingency plan must be evaluated on a case-by-case basis and may vary considerably in nature depending on the year 2000 issue it may address.

The Company's expectations as to the extent and timeliness of modifications required in order to achieve year 2000 compliance is a forward-looking statement subject to risks and uncertainties. Actual results may vary materially as a result of a number of factors, including, among others, those described above in this section. There can be no assurance that unexpected delays or problems, including the failure to ensure year 2000 compliance by systems or products supplied to the Company by third parties, will not have an adverse effect on the Company, its financial performance and results of operations. In addition, the Company cannot predict the effect of the year 2000 issues on its customers or other third party business partners or the resulting effect on the Company. As a result, if such third parties do not take preventative and/or corrective actions in a timely manner,

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the year  2000  issue  could  have an  adverse  effect on their  operations  and accordingly have a material adverse effect on the Company's business,  financial
condition  and  results  of  operations.   Furthermore,  the  Company's  current
understanding of expected costs is subject to change as the project progresses and does not include the cost of internal software and hardware replaced in the normal course of business whose installation otherwise may be accelerated to provide solutions to year 2000 compliance issues.